Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0158 F: +1 202.637.3593 steveroth@ eversheds-sutherland.com

April 26, 2017
Board of Directors
Symetra Life Insurance Company
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004

Re:    Symetra Separate Account SL
Milestone VUL-G
File Nos. 333-213191 / 811-04909

To the Board of Directors:

We hereby consent to the reference to our name under the heading “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 1 to the Form N-6 registration statement for Symetra Separate Account SL (File Nos. 333-213191 / 811‑04909). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Eversheds Sutherland (US) LLP

By:    /s/ Stephen E. Roth
Stephen E. Roth

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